UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

May 29, 2018

Vericel Corporation

(Exact Name of Registrant as Specified in Charter)

Michigan	001-35280	94-3096597
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

64 Sidney Street Cambridge, MA	02139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 556-0311

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02 Termination of a Material Definitive Agreement.

As previously reported, on October 10, 2016, Vericel Corporation (the “Company”) entered into a sales agreement, dated October 10, 2016 (the “Sales Agreement”), with Cowen and Company, LLC (“Cowen”) with respect to an at-the-market offering program (the “ATM Program”), under which the Company could offer and sell, the Company’s common stock, no par value per share (“ATM Shares”), having an aggregate sale price up to $25,000,000, through the ATM Program. On October 11, 2016, the Company filed a prospectus supplement, dated October 10, 2016, to the base prospectus forming a part of the Company’s effective registration statement on Form S-3 (File No. 333-205336) (such prospectus supplement, together with the accompanying base prospectus, the “ATM Prospectus”), relating to the offer, issuance and sale of ATM Shares having an aggregate value of up to $25,000,000 from time to time through Cowen.

Effective May 29, 2018, the Company terminated the Sales Agreement and no further sales pursuant to the ATM Program will be made.

The foregoing description of the material terms of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to the Sales Agreement, which the Company filed as Exhibit 10.1 to its Current Report on Form 8-K filed with the Securities and Exchange Commission on October 11, 2016.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vericel Corporation

Date: May 30, 2018	By:	/s/ Gerard Michel
Name: Gerard Michel
Title: Chief Financial Officer and Vice President Corporate Development